UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 4, 2013

Cracker Barrel Sends Letter to Shareholders

Urges Shareholders to Reject Biglari Holdings’ Nominations to Board of Directors and to Vote against Advisory Proposal on $20 Per Share Special Dividend

LEBANON, Tenn. – (BUSINESS WIRE) – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today sent the following letter to its shareholders:

Text of Letter from Sandra B. Cochran, President and Chief Executive Officer to Cracker Barrel Shareholders:

November 4, 2013

Dear Cracker Barrel Shareholders,

At the Cracker Barrel Annual Meeting of Shareholders, to be held on November 13, 2013, you will be faced with two important decisions that we believe could affect the future of our Company and the superior returns that we are delivering to all of our shareholders. I urge you today to vote the WHITE proxy card to elect all of the Company’s nominees to the Board of Directors and to vote against the non-binding, advisory proposal on a $20 per share special dividend, which was publicly proposed by affiliates of Biglari Holdings.

As announced last week, we are extremely pleased that Institutional Shareholder Services (“ISS”), Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) have supported our nominees for the Cracker Barrel Board of Directors and recommended shareholders vote against the non-binding, advisory proposal on a $20 per share special dividend. ISS, Glass Lewis and Egan-Jones are leading proxy voting advisory services whose recommendations are considered by major institutional investment firms, mutual funds and other fiduciaries throughout the country.

ADVISORY FIRMS SUPPORT COMPANY’S POSITION THAT BIGLARI AND COOLEY CONTINUE TO BE WRONG FIT FOR CRACKER BARREL BOARD OF DIRECTORS1

In recommending a vote FOR all of the Company’s nominees, the proxy advisory firms said:

“Given the strong operating and financial performance under the reconstituted board, which have delivered shareholder returns significantly stronger than either its index or the median of direct peers, and the evidence the board continues to make prudent capital allocation decisions including the return of cash to shareholders, the dissidents have not made a compelling case that board change is necessary.” – ISS

“[W]e continue to find limited — if any — utility in altering the composition of a recently reconstituted pool of incumbents that, based on available data, has managed a compelling turn-around and peer-leading shareholder returns.” – Glass Lewis

“We continue to believe there is little benefit to be realized through the removal of any incumbent nominees or the election of any Dissident candidates.” – Glass Lewis

“During the past three years, the Board’s significant efforts to identify and review qualified candidates for Board membership resulted in the addition of six highly qualified independent directors who have brought valuable leadership, corporate governance and restaurant and food service industry experience to the Board.” – Egan-Jones

ADVISORY FIRMS SUPPORT COMPANY’S POSITION THAT BIGLARI’S CALL FOR SPECIAL DIVIDEND NOT IN BEST INTEREST OF SHAREHOLDERS

In recommending a vote AGAINST the non-binding, advisory proposal on a $20 per share special dividend, the proxy advisory firms said:

“A vote AGAINST [the special dividend] proposal is warranted because the dissidents have not offered a compelling argument that the board is making poor capital allocation decisions; the proposal would increase the company’s financial leverage to nearly twice the peer median, increasing financial risk but reducing strategic flexibility; and the board has already demonstrated its willingness, particularly through the significant increase in the regular dividend over the past two years, to return capital to shareholders.” – ISS

“We believe the Dissident’s assertion that the board ought to use the buy-out funds to issue a special dividend misses the overarching impetus for, and the perceived benefits of, a cash out of Biglari, notwithstanding the roughly comparable amount of cash necessary to complete each.” – Glass Lewis

[1]	Permission to use quotes from the ISS report, the Glass Lewis report and the Egan-Jones report was neither solicited nor obtained.

“We believe that it would be imprudent of the Company at this time to pay the special dividend advocated by the Dissidents, thereby substantially increasing leverage and reducing the Company’s financial flexibility to invest appropriately in its business in the future as market conditions may change.” – Egan-Jones

CRACKER BARREL CONTINUED TO DELIVER SUPERIOR RESULTS IN FISCAL 2013

During the 2013 fiscal year, Cracker Barrel delivered total shareholder returns of approximately 65%, including a 60% increase in the Company’s stock price and approximately 5% in quarterly dividends. The fourth quarter of fiscal 2013 represented the seventh consecutive quarter of year-over-year improvement in comparable store traffic, restaurant sales, and retail sales. We continue to execute on our strategic priorities and are focused on delivering superior returns for all of our shareholders.

VOTE THE WHITE PROXY CARD

I urge you to sign and return the enclosed WHITE proxy card to vote “FOR ALL” nine of the Company’s nominees to the Board and AGAINST the advisory vote on the $20 per share special dividend publicly proposed by affiliates of Biglari Holdings. If you have any questions or require assistance with voting your WHITE proxy card, please call MacKenzie Partners, Inc., toll-free, at (800) 322-2885. To ensure that your vote is received in time, please vote by telephone or via the Internet by following the instructions on the Company’s WHITE card. I also urge you NOT to sign any gold proxy cards sent to you by Biglari Holdings or its affiliates. Even a withhold vote for Mr. Biglari and Mr. Cooley on his gold proxy card will cancel any previous proxy that you submitted to vote “FOR ALL” the Company’s nominees.

On behalf of the entire Board, management team and employees of Cracker Barrel, I want to thank you again for your support.

Sincerely,

/s/ Sandra B. Cochran
President and Chief Executive Officer

About Cracker Barrel Old Country Store

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq:CBRL) was established in 1969 in Lebanon, Tenn. and operates 625 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting. On October 2, 2013, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the SEC in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL-F

Cracker Barrel Old Country Store, Inc.

Investors:

Lawrence E. Hyatt, 615-235-4432

or

Media:

Andy Merrill, 212-886-9304

The following is a letter sent to shareholders of Cracker Barrel Old Country Store, Inc. in a mailing commenced on November 4, 2013.

November 4, 2013

Dear Cracker Barrel Shareholders,

At the Cracker Barrel Annual Meeting of Shareholders, to be held on November 13, 2013, you will be faced with two important decisions that we believe could affect the future of our Company and the superior returns that we are delivering to all of our shareholders. I urge you today to vote the WHITE proxy card to elect all of the Company’s nominees to the Board of Directors and to vote against the non-binding, advisory proposal on a $20 per share special dividend, which was publicly proposed by affiliates of Biglari Holdings.

As announced last week, we are extremely pleased that Institutional Shareholder Services (“ISS”), Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) have supported our nominees for the Cracker Barrel Board of Directors and recommended shareholders vote against the non-binding, advisory proposal on a $20 per share special dividend. ISS, Glass Lewis and Egan-Jones are leading proxy voting advisory services whose recommendations are considered by major institutional investment firms, mutual funds and other fiduciaries throughout the country.

ADVISORY FIRMS SUPPORT COMPANY’S POSITION THAT BIGLARI AND COOLEY CONTINUE TO BE WRONG FIT FOR CRACKER BARREL BOARD OF DIRECTORS1

In recommending a vote FOR all of the Company’s nominees, the proxy advisory firms said:

“Given the strong operating and financial performance under the reconstituted board, which have delivered shareholder returns significantly stronger than either its index or the median of direct peers, and the evidence the board continues to make prudent capital allocation decisions including the return of cash to shareholders, the dissidents have not made a compelling case that board change is necessary.” – ISS

“[W]e continue to find limited — if any — utility in altering the composition of a recently reconstituted pool of incumbents that, based on available data, has managed a compelling turn-around and peer-leading shareholder returns.” – Glass Lewis

“We continue to believe there is little benefit to be realized through the removal of any incumbent nominees or the election of any Dissident candidates.” – Glass Lewis

“During the past three years, the Board’s significant efforts to identify and review qualified candidates for Board membership resulted in the addition of six highly qualified independent directors who have brought valuable leadership, corporate governance and restaurant and food service industry experience to the Board.” – Egan-Jones

[1]	Permission to use quotes from the ISS report, the Glass Lewis report and the Egan-Jones report was neither solicited nor obtained.

ADVISORY FIRMS SUPPORT COMPANY’S POSITION THAT BIGLARI’S CALL FOR SPECIAL DIVIDEND NOT IN BEST INTEREST OF SHAREHOLDERS

In recommending a vote AGAINST the non-binding, advisory proposal on a $20 per share special dividend, the proxy advisory firms said:

“A vote AGAINST [the special dividend] proposal is warranted because the dissidents have not offered a compelling argument that the board is making poor capital allocation decisions; the proposal would increase the company’s financial leverage to nearly twice the peer median, increasing financial risk but reducing strategic flexibility; and the board has already demonstrated its willingness, particularly through the significant increase in the regular dividend over the past two years, to return capital to shareholders.” – ISS

“We believe the Dissident’s assertion that the board ought to use the buy-out funds to issue a special dividend misses the overarching impetus for, and the perceived benefits of, a cash out of Biglari, notwithstanding the roughly comparable amount of cash necessary to complete each.” – Glass Lewis

“We believe that it would be imprudent of the Company at this time to pay the special dividend advocated by the Dissidents, thereby substantially increasing leverage and reducing the Company’s financial flexibility to invest appropriately in its business in the future as market conditions may change.” – Egan-Jones

CRACKER BARREL CONTINUED TO DELIVER SUPERIOR RESULTS IN FISCAL 2013

During the 2013 fiscal year, Cracker Barrel delivered total shareholder returns of approximately 65%, including a 60% increase in the Company’s stock price and approximately 5% in quarterly dividends. The fourth quarter of fiscal 2013 represented the seventh consecutive quarter of year-over-year improvement in comparable store traffic, restaurant sales, and retail sales. We continue to execute on our strategic priorities and are focused on delivering superior returns for all of our shareholders.

VOTE THE WHITE PROXY CARD

I urge you to sign and return the enclosed WHITE proxy card to vote “FOR ALL” nine of the Company’s nominees to the Board and AGAINST the advisory vote on the $20 per share special dividend publicly proposed by affiliates of Biglari Holdings. If you have any questions or require assistance with voting your WHITE proxy card, please call MacKenzie Partners, Inc., toll-free, at (800) 322-2885. To ensure that your vote is received in time, please vote by telephone or via the Internet by following the instructions on the Company’s WHITE card. I also urge you NOT to sign any gold proxy cards sent to you by Biglari Holdings or its affiliates. Even a withhold vote for Mr. Biglari and Mr. Cooley on his gold proxy card will cancel any previous proxy that you submitted to vote “FOR ALL” the Company’s nominees.

On behalf of the entire Board, management team and employees of Cracker Barrel, I want to thank you again for your support.

Sincerely,

Sandra B. Cochran
President and Chief Executive Officer

About Cracker Barrel Old Country Store

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq:CBRL) was established in 1969 in Lebanon, Tenn. and operates 625 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting. On October 2, 2013, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the SEC in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to home office employees of the Company. The e-mail was sent after 7 a.m. Central Time on November 4, 2013.

From: Home Office News

Sent: Monday, November 04, 2013 10:15 AM

To: Home Office News

Subject: Proxy Update

From Sandy Cochran

Today the Company is mailing another letter to all of its shareholders in advance of our Annual Meeting on November 13, 2013. The letter urges our shareholders to elect the Company’s nine nominees to the Board of Directors, and to, once again, vote against the election of Sardar Biglari and Phil Cooley, Biglari Holdings’ nominees. We also urge shareholders to vote against the non-binding, advisory proposal on a $20 per share special dividend, which was publicly proposed by affiliates of Biglari Holdings last month.

In addition, the letter highlights the recommendations from the three leading proxy advisory firms who issued their reports recently on these pending proposals. All three firms, ISS, Glass Lewis and Egan-Jones, recommended that our shareholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Annual Meeting. In addition, all three advisory firms recommended that shareholders vote AGAINST the non-binding, advisory proposal on a $20 per share special dividend. Further details are included in the letter, and are also in a news release we issued last week. You can find these on Cracker Barrel’s Investor Relations website [insert link].

I am very pleased that each of these advisory firms showed their support for the Company’s ongoing strategy and commitment to creating shareholder value. Without the hard work of our over 70 thousand dedicated employees, none of our success would be possible. On behalf of the Board and the management team, I would like to thank you again for your commitment to our guests and to providing a superior experience that keeps our guests returning. I am honored to work alongside all of you every day as you deliver on the Cracker Barrel promise.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting. On October 2, 2013, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to field management employees of the Company. The e-mail was sent after 7 a.m. Central Time on November 4, 2013.

From: Store Operations

Sent: Monday, November 04, 2013 10:14 AM

To: Stores — Restaurant Managers; Stores — Retail Managers

Cc: Retail Regional Vice Presidents; Restaurant Regional Vice Presidents; Retail District Managers; Restaurant District Managers

Subject: From Sandy Cochran: Proxy Update

From Sandy Cochran

Today the Company is mailing another letter to all of its shareholders in advance of our Annual Meeting on November 13, 2013. The letter urges our shareholders to elect the Company’s nine nominees to the Board of Directors, and to, once again, vote against the election of Sardar Biglari and Phil Cooley, Biglari Holdings’ nominees. We also urge shareholders to vote against the non-binding, advisory proposal on a $20 per share special dividend, which was publicly proposed by affiliates of Biglari Holdings last month.

In addition, the letter highlights the recommendations from the three leading proxy advisory firms who issued their reports recently on these pending proposals. All three firms, ISS, Glass Lewis and Egan-Jones, recommended that our shareholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Annual Meeting. In addition, all three advisory firms recommended that shareholders vote AGAINST the non-binding, advisory proposal on a $20 per share special dividend. Further details are included in the letter, and are also in a news release we issued last week. You can find these on Cracker Barrel’s Investor Relations website [insert link].

I am very pleased that each of these advisory firms showed their support for the Company’s ongoing strategy and commitment to creating shareholder value. Without the hard work of our over 70 thousand dedicated employees, none of our success would be possible. On behalf of the Board and the management team, I would like to thank you again for your commitment to our guests and to providing a superior experience that keeps our guests returning. I am honored to work alongside all of you every day as you deliver on the Cracker Barrel promise.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting. On October 2, 2013, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.